UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         June 16, 2010

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Acacia Research Corporation’s subsidiary, Financial Systems Innovation LLC, has entered into an agreement with Family Dollar Stores of Georgia, Inc.; Ann Taylor Retail, Inc.; Big Lots Stores, Inc.; The Pep Boys – Manny, Moe & Jack; The TJX Companies, Inc.; Safeway, Inc.; Euromarket Design, Inc. d/b/a Crate and Barrel; GameStop, Inc.; Publix Super Markets, Inc.; Valero Energy Corporation; Jo-Ann Stores, Inc.; Pacific Sunwear of California  Inc..; Sephora USA, Inc.; Bed Bath & Beyond Inc.; Bath & Body Works, LLC; Toys’R’Us-Delaware, Inc.; Burlington Coat Factory Warehouse Corporation; Stein Mart, Inc.; Nordstrom, Inc.; Delhaize America,LLC.; Rite Aid Corporation; Barnes & Noble Booksellers, Inc.; Brown Group Retail, Inc.; Dillard’s, Inc.; Coach, Inc.; Saks Incorporated  and Saks Fifth Avenue, Inc.; The Neiman-Marcus Group, Inc.; Aveda Corporation; The Cato Corporation; Bebe Stores, Inc.; Retail Brand Alliance, Inc.; Leslie’s Pool Mart Inc; Aldo US, Inc.; Steve Madden Retail, Inc.; The Wet Seal Retail; Party City Corporation; West Marine Products, Inc.; Gucci America, Inc.; Swarovski Retail Ventures, Ltd.; Charming Shoppes Outlet Stores, Inc.; Chico’s Retail Services, Inc. resolving Civil Action Nos. 4:08-CV-010, 4:08-cv-011 and partially resolving civil action 4:05-cv-156, that were pending in the United States District Court for the Northern District of Georgia.  These settlements were without the admission of any liability by any party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: June 16, 2010	By:	/s/ Paul R. Ryan
		Name:	Paul R. Ryan
		Title:	Chairman and Chief Executive Officer